Exhibit 99.1

April 9, 2026

BlackBerry Reports Fourth Quarter and Full Fiscal Year 2026 Results
•Reports 10% year-over-year revenue growth for the quarter; returns to top-line growth for fiscal year 2026
•Records eighth consecutive quarter of improvement in GAAP net income; reports operating cash flow of $45.6 million, up 9% year-over year
•QNX reports record quarterly revenue of $78.7 million, up 20% year-over-year and 14% for the full fiscal year; QNX grows royalty backlog to $950 million and achieves Rule of 401 for both the quarter and the full fiscal year
•Secure Communications returns to year-over-year revenue growth for the quarter, driven by accelerating demand for digital sovereignty solutions and expanding defence budgets

Waterloo, Ontario - BlackBerry Limited (NYSE: BB; TSX: BB) today reported financial results for the three months and fiscal year ended February 28, 2026 (all figures in U.S. dollars and U.S. GAAP, except where otherwise indicated).

“Since our leadership transition in 2023, we have been focused on a clear goal: to transform BlackBerry into a profitable growth company. Our performance this quarter and over the past year demonstrates that we are delivering. QNX is now a Rule of 40 business, and a clear leader in automotive, embedded in more than 275 million vehicles worldwide, with growing momentum in robotics, physical AI, and other adjacent markets. Secure Communications has returned to growth, driven by a real and accelerating digital sovereignty tailwind. That growth is translating into stronger profitability and cash generation, which we are deploying with discipline,” said John J. Giamatteo, CEO, BlackBerry. “We have strengthened our fundamentals while continuing to invest – in our people, products and platforms, as well as in certifications that position BlackBerry at the center of secure, mission-critical operations. We are no longer a company in transition. We are a growth company with a proven track record of execution, and we are well positioned for the path ahead.”

Fourth Quarter Fiscal 2026 Financial Highlights
•Total company revenue was $156.0 million, up 10% year-over-year.
•Total company adjusted gross margin improved by approximately 5 percentage points to 78.2% and GAAP gross margin improved by 4 percentage points to 77.8%.
•Total company adjusted EBITDA increased by 71% year-over-year to $36.1 million; Total company GAAP operating income increased by $30.9 million year-over-year to $22.9 million.
•QNX posted record quarterly revenue of $78.7 million, up 20% year-over-year; QNX segment adjusted gross margin expanded by 1 percentage point year-over-year to 84%.
•QNX segment adjusted EBITDA was $21.4 million, representing a 27% margin.
•QNX royalty backlog increased to approximately $950 million.

•Secure Communications revenue grew 8% year-over- year to $72.5 million; Secure Communications segment adjusted gross margin was 72%, up 8 percentage points year-over-year.
•Secure Communications ARR increased by $10 million, or 5% year-over-year to $218 million; Secure Communications DBNRR increased by 1 percentage point year-over-year to 94%.
•Secure Communications segment adjusted EBITDA increased by 55% year-over-year to $19.5 million, representing a 27% margin.
•Licensing revenue was $4.8 million; Licensing segment adjusted EBITDA was $6.3 million.
•Adjusted Corporate costs, excluding amortization, were $11.1 million, down 8% year-over-year.
•Adjusted net income increased by 92% year-over-year to $34.0 million and GAAP net income improved for the eighth consecutive quarter to $24.3 million.
•Adjusted basic earnings per share was $0.06; GAAP basic earnings per share was $0.04.
•Operating cash flow was $45.6 million.
•Total cash and investments increased by $22.1 million year-over-year to $432.4 million, in part due to the improved operating cash flow and approximately $38.1 million received in deferred proceeds from the sale of Cylance to Arctic Wolf, partially offset by $60 million of share buybacks.

Full Year Fiscal 2026 Financial Highlights
•Total company revenue was $549.1 million, up 3% year-over-year.
•Total company adjusted gross margin was 76.6% and GAAP gross margin was 76.2%.
•Total company adjusted EBITDA was $107.1 million, up 27% year-over-year; Total company GAAP operating income increased by $47.5 million year-over-year to $48.3 million.
•QNX revenue grew 14% year-over-year to $268.0 million, up from 10% growth in the prior year; QNX segment adjusted gross margin was 83%; and QNX segment adjusted EBITDA increased by 20% year-over-year to $71.0 million, at a 26% margin, resulting in a Rule of 401 year for QNX.
•Secure Communications revenue was $258.9 million; Secure Communications segment adjusted gross margin was 70% and Secure Communications segment adjusted EBITDA was $56.1 million, representing a 22% margin.
•Licensing revenue was $22.2 million; Licensing segment adjusted EBITDA was $21.0 million.
•Adjusted Corporate costs, excluding amortization, were $41.0 million, down 5% year-over-year.
•Adjusted net income was $97.3 million; GAAP net income improved from a loss of $79.0 million to a gain of $53.2 million year-over-year.
•Income from continuing operations for the full fiscal year improved by $61.7 million to $53.2 million compared to a loss from continuing operations of $8.5 million.
•Adjusted basic earnings per share for the full fiscal year increased by $0.14 to $0.16; GAAP basic earnings per share improved from a $0.13 loss to a $0.09 profit.
•Operating cash flow was $50.3 million.
1 The company defines the Rule of 40 metric as the sum of its GAAP revenue year-over-year growth percentage and its non-GAAP adjusted EBITDA margin percentage. Where the sum equals or exceeds 40, then the Rule of 40 is considered to have been achieved.

Business Highlights & Strategic Announcements
•Mercedes-Benz among automakers trialing early access version of QNX and Vector's Alloy Kore platform
•QNX technology to be integrated in BMW Group's next-generation ‘Neue Klasse’ software-defined vehicle architecture.
•QNX® Software Development Platform (SDP) 8.0 adds support for AMD Ryzen Embedded x86 processors, deployed in systems across automotive, industrial, robotics and medical markets.

•QNX released general access version of the QNX® Hypervisor 8.0 for Safety, enabling faster certification for customers targeting development in the physical AI space.
•QNX and Haleytek were chosen to enable software-defined audio using QNX Sound for Volvo Cars' EX60 fully-electric SUV.
•QNX demonstrated its full range of products for enabling robotics and physical AI at Embedded World 2026 conference in Nuremberg, Germany.
•QNX Everywhere program to increase awareness and adoption of QNX products, passes 12,000 free licenses and more than 100 academic partnerships.
•Government of Canada announced an expanded strategic partnership with BlackBerry, including significantly increasing the deployment of BlackBerry® SecuSUITE® across federal departments and agencies.

Financial Outlook
BlackBerry is providing the following guidance for the first fiscal quarter and the full fiscal year 2027 (ending February 28, 2027).

	Q1 FY27	Full fiscal year FY27
Total BlackBerry revenue:	$132 - $140 million	$584 - $611 million
QNX revenue:	$60 - $64 million	$290 - $307 million
Secure Communications revenue:	$66 - $70 million	$270 - $280 million
Licensing revenue:	Approximately $6 million	Approximately $24 million
QNX segment adjusted EBITDA:	$4 - $8 million	$69 - $81 million
Secure Communications segment adjusted EBITDA:	$14 - $18 million	$57 - $65 million
Licensing segment adjusted EBITDA:	Approximately $5 million	Approximately $20 million
Total Company adjusted EBITDA:	$14 - $22 million	$110 - $130 million
Non-GAAP basic EPS[2]:	$0.02 – $0.03	$0.15 – $0.19
Operating cash flow	Breakeven – $10 million	Approximately $100 million

2 EPS guidance does not include the effect of any potential future share repurchases not yet completed as of the date of this release.

Use of Non-GAAP Financial Measures
The tables at the end of this press release include a reconciliation of the non-GAAP financial measures and non-GAAP financial ratios used by the Company to comparable U.S. GAAP measures and an explanation of why the
Company uses them. The Company does not provide a reconciliation of expected Adjusted EBITDA and expected
Non-GAAP basic EPS for the first quarter and full fiscal year 2027 to the most directly comparable expected GAAP measures because it is unable to predict with reasonable certainty, among other things, restructuring charges and impairment charges and, accordingly, a reconciliation is not available without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For more information on the non-GAAP financial measures, please refer to the tables at the end of this press release.

Conference Call and Webcast
A conference call and live webcast will be held today beginning at 8:00 a.m. ET, which can be accessed using the following link (here) or through the Company’s investor webpage (BlackBerry.com/Investors) or by dialing toll free +1 (877) 883-0383 and entering Entry Number 9385158.

A replay of the conference call will be available at approximately 10:00 a.m. ET today, using the same webcast link (here) or by dialing toll free +1 (855) 669-9658 and entering Replay Access Code 9489234.
About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides enterprises and governments the intelligent software and services that power the world around us. Based in Waterloo, Ontario, the company’s high-performance foundational software enables major automakers and industrial giants alike to unlock transformative applications, drive new revenue streams and launch innovative business models, all without sacrificing safety, security, and reliability. With a deep heritage in Secure Communications, BlackBerry delivers operational resiliency with a comprehensive, highly secure, and extensively certified portfolio for mobile fortification, mission-critical communications, and critical events management.

For more information, visit BlackBerry.com and follow @BlackBerry.
Investor Contact:
BlackBerry Investor Relations
+1 (519) 888-7465
investorrelations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@blackberry.com

###

This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding BlackBerry’s plans, strategies and objectives.

The words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “could”, “intend”, “believe”, “target”, “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by BlackBerry in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that BlackBerry believes are appropriate in the circumstances, including but not limited to, BlackBerry’s expectations regarding its business, strategy, opportunities and prospects, the launch of new products and services, general economic conditions, competition, and BlackBerry’s expectations regarding its financial performance. Many factors could cause BlackBerry’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks related to the following factors: BlackBerry’s ability to maintain or expand its customer base for its software and services offerings to grow revenue or achieve sustained profitability; the intense competition faced by BlackBerry; BlackBerry’s ability to enhance, develop, introduce or monetize its products and services in a timely manner with competitive pricing, features and performance; significant changes in government customer demand or procurement requirements; BlackBerry’s sales cycles and the time and expense of its sales efforts; the occurrence or perception of a breach of BlackBerry’s network cybersecurity measures, or an inappropriate disclosure of confidential or personal information; BlackBerry’s use of artificial intelligence technology and tools in its operations and in product development; adverse macroeconomic and geopolitical conditions, including trade policies and national security concerns; risks arising from a failure or perceived failure of the security features or functionality of BlackBerry’s solutions; litigation against BlackBerry; BlackBerry’s continuing ability to attract new personnel, retain existing key personnel and manage its staffing effectively; network disruptions or other business interruptions; BlackBerry’s ability to foster an ecosystem of third-party application developers; BlackBerry’s dependence in part on its relationships with resellers and channel partners; BlackBerry’s products and services being dependent upon interoperability with rapidly changing systems provided by third parties; failure to protect BlackBerry’s intellectual property and to earn expected revenues from intellectual property rights; BlackBerry’s use of open source software and its ability to obtain rights to use third-party software; BlackBerry potentially being found to have infringed on the intellectual property rights of others; BlackBerry’s indebtedness, which could impact its operating flexibility and financial condition; the asset risk faced by BlackBerry, including the potential for charges related to its long-lived assets and goodwill; tax provision changes, the adoption of new tax legislation or exposure to additional tax liabilities; the use and management of user data and personal information; government regulations applicable to BlackBerry’s products and services, including products containing encryption capabilities; environmental, social and governance expectations and standards; the failure of BlackBerry’s suppliers, subcontractors, channel partners and representatives to use acceptable ethical business practices or comply with applicable laws; potential impacts of acquisitions, divestitures and other business initiatives; risks associated with foreign operations, including fluctuations in foreign currencies; environmental events; the fluctuation of BlackBerry’s quarterly revenue and operating results; and the volatility of the market price of BlackBerry’s common shares.

These risk factors and others relating to BlackBerry are discussed in greater detail in BlackBerry’s Annual Report on Form 10-K and the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A (copies of which filings may be obtained at www.sedarplus.ca or www.sec.gov). All of these factors should be considered carefully, and readers should not place undue reliance on BlackBerry’s forward-looking statements. Any statements that are forward-looking statements are intended to enable BlackBerry’s shareholders to view the anticipated performance and prospects of BlackBerry from management’s perspective at the time such statements are made, and they are subject to the risks that are inherent in all forward-looking statements, as described above, as well as difficulties in forecasting BlackBerry’s financial results and performance for future periods, particularly over longer periods, given changes in technology and BlackBerry’s business strategy, evolving industry standards, intense competition and short product life cycles that characterize the industries in which BlackBerry operates. Any forward-looking statements are made only as of today and BlackBerry has no intention and undertakes no obligation to update or revise any of them, except as required by law.

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions except share and per share amounts)

Consolidated Statements of Operations

	Three Months Ended			For the Years Ended
	February 28, 2026	November 30, 2025	February 28, 2025	February 28, 2026	February 28, 2025
Revenue	$156.0	$141.8	$141.7	$549.1	$534.9
Cost of sales	34.6	31.9	37.6	130.9	140.0
Gross margin	121.4	109.9	104.1	418.2	394.9
Gross margin %	77.8%	77.5%	73.5%	76.2%	73.8%
Operating expenses
Research and development	33.4	29.6	23.2	113.6	108.8
Sales and marketing	31.6	29.3	27.1	114.0	95.5
General and administrative	30.7	36.1	50.0	128.8	159.7
Amortization	1.9	2.4	4.1	11.4	17.7
Impairment of long-lived assets	0.9	0.6	4.9	2.1	9.6
Litigation settlements	—	—	2.8	—	2.8
	98.5	98.0	112.1	369.9	394.1
Operating income (loss)	22.9	11.9	(8.0)	48.3	0.8
Investment income, net	3.0	2.9	1.6	10.7	7.7
Income (loss) before income taxes	25.9	14.8	(6.4)	59.0	8.5
Provision for income taxes	1.6	1.1	1.4	5.8	17.0
Income (loss) from continuing operations	24.3	13.7	(7.8)	53.2	(8.5)
Gain from disposal of discontinued operation, net of tax	—	—	10.2	—	10.2
Loss from discontinued operations, net of tax	—	—	(9.8)	—	(80.7)
Net income (loss)	$24.3	$13.7	$(7.4)	$53.2	$(79.0)
Earnings (loss) per share
Basic earnings (loss) per share from continuing operations	$0.04	$0.02	$(0.01)	$0.09	$(0.01)
Total basic earnings (loss) per share	$0.04	$0.02	$(0.01)	$0.09	$(0.13)

Diluted earnings (loss) per share from continuing operations	$0.04	$0.02	$(0.01)	$0.09	$(0.01)
Total diluted earnings (loss) per share	$0.04	$0.02	$(0.01)	$0.09	$(0.13)

Weighted-average number of common shares outstanding (000s)
Basic	588,783	590,892	594,267	592,251	591,470
Diluted	643,613	596,303	594,267	597,585	591,470
Total common shares outstanding (000s)	587,431	590,392	596,231	587,431	596,231

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions)

Consolidated Balance Sheets

	As at
	February 28, 2026	February 28, 2025
Assets
Current
Cash and cash equivalents	$274.7	$266.7
Short-term investments	85.2	71.1
Accounts receivable, net of allowance of $3.4 and $6.6, respectively	156.0	173.7
Other receivables	7.5	48.4
Income taxes receivable	2.6	1.6
Other current assets	42.2	30.0
	568.2	591.5
Restricted cash and cash equivalents	14.2	13.6
Long-term investments	58.3	58.9
Other long-term assets	56.3	76.5
Operating lease right-of-use assets, net	16.7	22.0
Property, plant and equipment, net	12.3	13.4
Intangible assets, net	40.1	47.3
Goodwill	479.1	472.4
	$1,245.2	$1,295.6
Liabilities
Current
Accounts payable	$5.5	$31.1
Accrued liabilities	111.7	126.2
Income taxes payable	12.4	25.5
Deferred revenue, current	138.5	161.5
	268.1	344.3
Deferred revenue, non-current	14.1	5.6
Operating lease liabilities	18.8	28.7
Other long-term liabilities	1.7	1.8
Long-term notes	196.5	195.3
	499.2	575.7
Shareholders’ equity
Capital stock and additional paid-in capital	2,924.4	2,976.4
Deficit	(2,167.2)	(2,237.3)
Accumulated other comprehensive loss	(11.2)	(19.2)
	746.0	719.9
	$1,245.2	$1,295.6

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions)
Consolidated Statements of Cash Flows

	For the Years Ended
	February 28, 2026	February 28, 2025
Cash flows from operating activities
Net income (loss)	$53.2	$(79.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization	17.8	44.7
Stock-based compensation	23.2	25.6
Gain on disposal of discontinued operation	—	(10.4)
Impairment of long-lived assets	2.1	9.6
Operating leases	(11.3)	(10.8)
Other	1.2	2.3
Net changes in working capital items
Accounts receivable, net of allowance	17.7	25.0
Other receivables	2.8	11.7
Income taxes receivable	(1.0)	2.0
Other assets	8.2	(16.0)
Accounts payable	(26.5)	14.2
Accrued liabilities	(9.5)	6.4
Income taxes payable	(13.1)	(2.9)
Deferred revenue	(14.5)	(5.9)
Net cash provided by operating activities	50.3	16.5
Cash flows from investing activities
Proceeds on sale, maturity or distribution from long-term investments	1.1	—
Acquisition of property, plant and equipment	(3.8)	(3.1)
Acquisition of intangible assets	(5.7)	(7.0)
Cash proceeds from disposal of discontinued operation	38.1	79.8
Acquisition of short-term investments	(153.6)	(154.9)
Proceeds on sale or maturity of short-term investments	139.5	145.9
Net cash provided by investing activities	15.6	60.7
Cash flows from financing activities
Issuance of common shares	2.5	3.1
Common shares repurchased	(60.7)	—
Net cash provided by (used in) financing activities	(58.2)	3.1
Effect of foreign exchange gain (loss) on cash, cash equivalents, restricted cash, and restricted cash equivalents	0.9	(0.5)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents during the year	8.6	79.8
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of year	280.3	200.5
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of year	$288.9	$280.3

As at	February 28, 2026	February 28, 2025
Cash and cash equivalents	$274.7	$266.7
Restricted cash and cash equivalents	14.2	13.6
Short-term investments	85.2	71.1
Long-term investments	58.3	58.9
	$432.4	$410.3

Reconciliations of the Company’s Segment Results and Segment Adjusted EBITDA to the Consolidated Results
The following tables show information by operating segments for the three months and years ended February 28, 2026 and February 28, 2025. The Company reports segment information in accordance with U.S. GAAP, pursuant to the Financial Accounting Standards Board’s Accounting Standard Codification Topic 280, Segment Reporting, based on the “management” approach. The management approach designates the internal reporting used by the Chief Operating Decision Maker (“CODM”) for making decisions and assessing performance of the Company’s reportable operating segments. The measure of segment profit or loss disclosed by the Company in the Consolidated Financial Statements under the “management” approach in reviewing the results of the Company’s operating segments is segment adjusted gross margin. Additionally, the following tables include the additional measures of segment profit or loss used by the CODM which is segment adjusted EBITDA, a non-GAAP financial measure, which excludes amounts related to investment income, taxes, amortization, restructuring charges, stock compensation expenses and long-lived asset impairment charge. For the three months and year ended February 28, 2026, the Company presented segment adjusted EBITDA results excluding amortization in segment research and development, segment sales and marketing and segment general and administrative to align to the operating expense presentation on the Consolidated Statement of Operations. For purposes of comparability, the Company’s segment adjusted EBITDA for the three months and year ended February 28, 2025 has been updated to conform to the current year’s presentation.

	For the Three Months Ended (in millions)
	QNX			Secure Communications			Licensing
	February 28,		Change	February 28,		Change	February 28,		Change
	2026	2025		2026	2025		2026	2025
Segment revenue	$78.7	$65.8	$12.9	$72.5	$67.3	$5.2	$4.8	$8.6	$(3.8)
Segment cost of sales	12.2	11.1	1.1	20.3	24.5	(4.2)	1.5	1.6	(0.1)
Segment adjusted gross margin	$66.5	$54.7	$11.8	$52.2	$42.8	$9.4	$3.3	$7.0	$(3.7)
Segment research and development	19.6	12.9	6.7	12.3	9.0	3.3	—	—	—
Segment sales and marketing	17.0	14.4	2.6	12.9	12.0	0.9	—	—	—
Segment general and administrative	8.5	8.2	0.3	7.5	9.2	(1.7)	(1.5)	7.1	(8.6)
Less amortization included in segment cost of sales	—	—	—	—	—	—	1.5	1.5	—
Segment adjusted EBITDA	$21.4	$19.2	$2.2	$19.5	$12.6	$6.9	$6.3	$1.4	$4.9

	For the Years Ended
	(in millions)
	QNX			Secure Communications			Licensing
	February 28,		Change	February 28,		Change	February 28,		Change
	2026	2025		2026	2025		2026	2025
Segment revenue	$268.0	$236.0	$32.0	$258.9	$272.6	$(13.7)	$22.2	$26.3	$(4.1)
Segment cost of sales	45.4	38.8	6.6	77.2	92.7	(15.5)	6.1	6.1	—
Segment adjusted gross margin	$222.6	$197.2	$25.4	$181.7	$179.9	$1.8	$16.1	$20.2	$(4.1)
Segment research and development	61.7	59.3	2.4	45.8	43.8	2.0	—	—	—
Segment sales and marketing	56.2	46.4	9.8	51.0	46.4	4.6	—	—	—
Segment general and administrative	33.8	32.4	1.4	29.0	37.7	(8.7)	1.2	10.4	(9.2)
Less amortization included in segment cost of sales	0.1	—	0.1	0.2	0.3	(0.1)	6.1	6.0	0.1
Segment adjusted EBITDA	$71.0	$59.1	$11.9	$56.1	$52.3	$3.8	$21.0	$15.8	$5.2
Reconciliation of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures
In the Company’s internal reports, management evaluates the performance of the Company’s business on a non-GAAP basis by excluding the impact of certain items from the Company’s U.S. GAAP financial results. The Company believes that these non-GAAP financial measures and non-GAAP ratios provide management, as well as readers of the Company’s financial statements, with a consistent basis for comparison across accounting periods and are useful in helping management and readers understand the Company’s operating results and underlying operational trends.
Readers are cautioned that adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted Corporate operating costs, adjusted Corporate operating costs excluding amortization, adjusted net income, adjusted earnings per share, adjusted research and development expense, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted amortization expense, adjusted operating income, adjusted EBITDA, segment adjusted EBITDA, adjusted operating income margin percentage, adjusted EBITDA margin percentage and free cash flow and similar measures do not have any standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similarly titled measures reported by other companies.
Reconciliation of non-GAAP based measures with most directly comparable U.S. GAAP based measures for the three months ended February 28, 2026 and February 28, 2025
A reconciliation of the most directly comparable U.S. GAAP gross margin and gross margin percentage for the three months ended February 28, 2026 and February 28, 2025 to both adjusted gross margin and adjusted gross margin percentage are reflected in the table below:

For the Three Months Ended (in millions)	February 28, 2026	February 28, 2025
Gross margin	$121.4	$104.1
Stock compensation expense	0.6	0.4
Adjusted gross margin	$122.0	$104.5

Gross margin %	77.8%	73.5%
Stock compensation expense	0.4%	0.2%
Adjusted gross margin %	78.2%	73.7%

Reconciliation of U.S. GAAP operating expenses for the three months ended February 28, 2026, and February 28, 2025 to adjusted operating expenses is reflected in the table below:

For the Three Months Ended (in millions)	February 28, 2026	February 28, 2025
Operating expenses	$98.5	$112.1
Restructuring charges	3.3	11.4
Stock compensation expense	4.9	3.9
Acquired intangibles amortization	—	1.7
Litigation settlements	—	2.8
LLA impairment charge	0.9	4.9
Adjusted operating expenses	$89.4	$87.4
Reconciliation of U.S. GAAP Corporate operating costs for the three months ended February 28, 2026 and February 28, 2025 to adjusted Corporate operating costs excluding amortization is reflected in the table below:

For the Three Months Ended (in millions)	February 28, 2026	February 28, 2025
Corporate operating costs	$17.6	$31.1
Restructuring charges	3.3	11.4
Stock compensation expense	2.1	1.3
Litigation settlements	—	2.8
LLA impairment charge	0.9	2.9
Adjusted Corporate operating costs	11.3	12.7
Amortization	0.2	0.6
Adjusted Corporate operating costs excluding amortization	$11.1	$12.1
Reconciliation of U.S. GAAP net income (loss) and U.S. GAAP basic earnings (loss) per share for the three months ended February 28, 2026 and February 28, 2025 to adjusted net income and adjusted basic earnings per share is reflected in the table below:

For the Three Months Ended (in millions, except per share amounts)	February 28, 2026		February 28, 2025
		Basic earnings per share		Basic earnings (loss) per share
Net income (loss)	$24.3	$0.04	$(7.4)	$(0.01)
Restructuring charges	3.3		11.4
Stock compensation expense	5.5		4.3
Acquired intangibles amortization	—		1.7
Litigation settlements	—		2.8
LLA impairment charge	0.9		4.9
Adjusted net income	$34.0	$0.06	$17.7	$0.03

Reconciliation of U.S. GAAP research and development, sales and marketing, general and administrative, and amortization expense for the three months ended February 28, 2026 and February 28, 2025 to adjusted research and development, sales and marketing, general and administrative, and amortization expense is reflected in the table below:

For the Three Months Ended (in millions)	February 28, 2026	February 28, 2025
Research and development	$33.4	$23.2
Stock compensation expense	1.3	1.2
Adjusted research and development expense	$32.1	$22.0

Sales and marketing	$31.6	$27.1
Stock compensation expense	1.2	0.7
Adjusted sales and marketing expense	$30.4	$26.4

General and administrative	$30.7	$50.0
Restructuring charges	3.3	11.4
Stock compensation expense	2.4	2.0
Adjusted general and administrative expense	$25.0	$36.6

Amortization	$1.9	$4.1
Acquired intangibles amortization	—	1.7
Adjusted amortization expense	$1.9	$2.4
Reconciliation of U.S GAAP operating income (loss) to adjusted operating income, adjusted EBITDA, adjusted operating income margin percentage and adjusted EBITDA margin percentage for the three months ended February 28, 2026 and February 28, 2025 are reflected in the table below.

For the Three Months Ended (in millions)	February 28, 2026	February 28, 2025
Operating income (loss)	$22.9	$(8.0)
Non-GAAP adjustments to operating income (loss)
Restructuring charges	3.3	11.4
Stock compensation expense	5.5	4.3
Acquired intangibles amortization	—	1.7
Litigation settlements	—	2.8
LLA impairment charge	0.9	4.9
Total non-GAAP adjustments to operating income	9.7	25.1
Adjusted operating income	32.6	17.1
Amortization	3.5	5.7
Acquired intangibles amortization	—	(1.7)
Adjusted EBITDA	$36.1	$21.1

Revenue	$156.0	$141.7
Adjusted operating income margin % (1)	21%	12%
Adjusted EBITDA margin % (2)	23%	15%
______________________________
(1) Adjusted operating income margin % is calculated by dividing adjusted operating income by revenue.
(2) Adjusted EBITDA margin % is calculated by dividing adjusted EBITDA by revenue.

The CODM also uses the segment metric of segment adjusted EBITDA, which is a non-GAAP measure including segment expenses that exclude amounts related to investment income, taxes, amortization, stock compensation expenses, long-lived asset impairment and restructuring charges. The following table reconciles the U.S. GAAP measures of segment profit or loss disclosed by the Company in the Consolidated Financial Statements of segment adjusted gross margin to segment adjusted EBITDA for the three months ended February 28, 2026 and February 28, 2025.

	For the Three Months Ended
	(in millions)
	QNX		Secure Communications		Licensing
	February 28,		February 28,		February 28,
	2026	2025	2026	2025	2026	2025
Segment adjusted gross margin	$66.5	$54.7	$52.2	$42.8	$3.3	$7.0
Segment research and development	19.6	12.9	12.3	9.0	—	—
Segment sales and marketing	17.0	14.4	12.9	12.0	—	—
Segment general and administrative	8.5	8.2	7.5	9.2	(1.5)	7.1
Less amortization included in segment cost of sales	—	—	—	—	1.5	1.5
Segment adjusted EBITDA	$21.4	$19.2	$19.5	$12.6	$6.3	$1.4
Reconciliation of non-GAAP based measures with most directly comparable U.S. GAAP based measures for the years ended February 28, 2026 and February 28, 2025.
A reconciliation of the most directly comparable U.S. GAAP gross margin and gross margin percentage for the years ended February 28, 2026 and February 28, 2025 to both adjusted gross margin and adjusted gross margin percentage are reflected in the table below:

For the Fiscal Years Ended (in millions)	February 28, 2026	February 28, 2025
Gross margin	$418.2	$394.9
Stock compensation expense	2.2	2.4
Adjusted gross margin	$420.4	$397.3

Gross margin %	76.2%	73.8%
Stock compensation expense	0.4%	0.5%
Adjusted gross margin %	76.6%	74.3%
Reconciliation of U.S. GAAP operating expenses for the years ended February 28, 2026 and February 28, 2025 to adjusted operating expenses is reflected in the table below:

For the Fiscal Years Ended (in millions)	February 28, 2026	February 28, 2025
Operating expenses	$369.9	$394.1
Restructuring charges	15.7	26.1
Stock compensation expense	21.0	18.2
Acquired intangibles amortization	3.1	7.0
Litigation settlements	—	2.8
LLA impairment charge	2.1	9.6
Adjusted operating expenses	$328.0	$330.4

Reconciliation of U.S. GAAP Corporate operating costs for the years ended February 28, 2026 and February 28, 2025 to adjusted Corporate operating costs excluding amortization is reflected in the table below:

For the Fiscal Years Ended (in millions)	February 28, 2026	February 28, 2025
Corporate operating costs	$68.1	$86.4
Restructuring charges	15.7	26.0
Stock compensation expense	8.2	4.3
Litigation settlements	—	2.8
Goodwill impairment charge	—	—
LLA impairment charge	2.1	7.5
Adjusted Corporate operating costs	42.1	45.8
Amortization	1.1	2.8
Adjusted Corporate operating costs excluding amortization	$41.0	$43.0
Reconciliation of U.S. GAAP net income (loss) and U.S. GAAP basic earnings (loss) per share for the years ended February 28, 2026 and February 28, 2025 to adjusted net income and adjusted basic earnings per share is reflected in the table below:

For the Fiscal Years Ended (in millions, except per share amounts)	February 28, 2026		February 28, 2025
		Basic earnings per share		Basic earnings (loss) per share
Net income (loss)	$53.2	$0.09	$(79.0)	$(0.13)
Restructuring charges	15.7		26.1
Stock compensation expense	23.2		25.6
Acquired intangibles amortization	3.1		27.4
Litigation settlements	—		2.8
LLA impairment charge	2.1		9.6
Adjusted net income	$97.3	$0.16	$12.5	$0.02

Reconciliation of U.S GAAP research and development, sales and marketing, general and administrative, and amortization expense for the years ended February 28, 2026 and February 28, 2025 to adjusted research and development, sales and marketing, general and administrative, and amortization expense is reflected in the table below:

For the Fiscal Years Ended (in millions)	February 28, 2026	February 28, 2025
Research and development	$113.6	$108.8
Stock compensation expense	5.4	5.3
Adjusted research and development expense	$108.2	$103.5

Sales and marketing	$114.0	$95.5
Stock compensation expense	5.1	2.8
Adjusted sales and marketing expense	$108.9	$92.7

General and administrative	$128.8	$159.7
Restructuring charges	15.7	26.1
Stock compensation expense	10.5	10.1
Adjusted general and administrative expense	$102.6	$123.5

Amortization	$11.4	$17.7
Acquired intangibles amortization	3.1	7.0
Adjusted amortization expense	$8.3	$10.7
Reconciliation of U.S GAAP operating income to adjusted operating income, adjusted EBITDA, adjusted operating income margin percentage and adjusted EBITDA margin percentage for the years ended February 28, 2026 and February 28, 2025 are reflected in the table below.

For the Fiscal Years Ended (in millions)	February 28, 2026	February 28, 2025
Operating income	$48.3	$0.8
Non-GAAP adjustments to operating income
Restructuring charges	15.7	26.1
Stock compensation expense	23.2	20.6
Acquired intangibles amortization	3.1	7.0
Litigation settlements	—	2.8
LLA impairment charge	2.1	9.6
Total non-GAAP adjustments to operating income	44.1	66.1
Adjusted operating income	92.4	66.9
Amortization	17.8	24.3
Acquired intangibles amortization	(3.1)	(7.0)
Adjusted EBITDA	$107.1	$84.2

Revenue	$549.1	$534.9
Adjusted operating income margin % (1)	17%	13%
Adjusted EBITDA margin % (2)	20%	16%
______________________________
(1) Adjusted operating income margin % is calculated by dividing adjusted operating income by revenue.
(2) Adjusted EBITDA margin % is calculated by dividing adjusted EBITDA by revenue.

The CODM also uses the segment metric of segment adjusted EBITDA, which is a non-GAAP measure including segment expenses that exclude amounts related to investment income, taxes, amortization, stock compensation expenses, long-lived asset impairment and restructuring charges. The following table reconciles the U.S. GAAP measures of segment profit or loss disclosed by the Company in the Consolidated Financial Statements of segment adjusted gross margin to segment adjusted EBITDA for the years ended February 28, 2026 and February 28, 2025.

	For the Years Ended
	(in millions)
	QNX		Secure Communications		Licensing
	February 28,		February 28,		February 28,
	2026	2025	2026	2025	2026	2025
Segment adjusted gross margin	$222.6	$197.2	$181.7	$179.9	$16.1	$20.2
Segment research and development	61.7	59.3	45.8	43.8	—	—
Segment sales and marketing	56.2	46.4	51.0	46.4	—	—
Segment general and administrative	33.8	32.4	29.0	37.7	1.2	10.4
Less amortization included in segment cost of sales	0.1	—	0.2	0.3	6.1	6.0
Segment adjusted EBITDA	$71.0	$59.1	$56.1	$52.3	$21.0	$15.8
Free cash flow
The Company uses free cash flow when assessing its sources of liquidity, capital resources, and quality of earnings. The Company believes that free cash flow is helpful in understanding the Company’s capital requirements and provides an additional means to reflect the cash flow trends in the Company’s business.
Reconciliation of U.S. GAAP net cash provided by operating activities for the three months and years ended February 28, 2026 and February 28, 2025 to free cash flow is reflected in the table below:

For the Three Months Ended (in millions)	February 28, 2026	February 28, 2025
Net cash provided by operating activities	$45.6	$42.0
Acquisition of property, plant and equipment	(1.2)	(0.5)
Free cash flow	$44.4	$41.5

For the Fiscal Years Ended (in millions)	February 28, 2026	February 28, 2025
Net cash provided by operating activities	$50.3	$16.5
Acquisition of property, plant and equipment	(3.8)	(3.1)
Free cash flow	$46.5	$13.4
Key Metrics
The Company regularly monitors a number of financial and operating metrics, including the following key metrics, in order to measure the Company’s current performance and estimated future performance. Readers are cautioned that Secure Communications annual recurring revenue (“ARR”), Secure Communications dollar-based net retention rate (“DBNRR”) and QNX royalty backlog do not have any standardized meaning and are unlikely to be comparable to similarly titled measures reported by other companies.
Comparative breakdowns of certain key metrics for the three months ended or as at February 28, 2026 and February 28, 2025 are set forth below:

For the Three Months Ended (in millions)	February 28, 2026	February 28, 2025	Change
Secure Communications Annual Recurring Revenue	$218	$208	$10
Secure Communications Dollar-Based Net Retention Rate	94%	93%	1%
QNX Royalty Backlog	$950	$865	$85